Exhibit 99.1

Armstrong World Industries Announces Increase in Quarterly Dividend

LANCASTER, Pa., October 20, 2021 (GLOBE NEWSWIRE) -- Armstrong World Industries, Inc. (NYSE:AWI), a leader in the design, innovation and manufacture of commercial and residential ceiling, wall and suspension system solutions, today announced that its Board of Directors has approved a 10% increase in the company’s quarterly cash dividend to $0.231 per share of common stock. The dividend will be payable on November 18, 2021, to shareholders of record as of November 4, 2021.

“The announcement today marks the third consecutive, annual dividend increase for AWI and is a continuing reflection of the confidence of our Board of Directors in the strategic growth opportunities of the company,” said Vic Grizzle, President and CEO of Armstrong World Industries. “Given our strong balance sheet and ability to consistently generate cash flow, returning cash to shareholders remains an important part of our disciplined capital allocation priorities.”

The declaration and payment of future dividends and capital allocations will be at the discretion of the Board of Directors and will be dependent upon, among other things, the company's financial position, results of operations and cash flow.

Uncertainties Affecting Forward-Looking Statements

Disclosures in this release, including without limitation, those relating to future financial results, future dividends or capital allocation, market conditions and guidance, the impacts of COVID-19 on our business, and in our other public documents and comments, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward-looking statements. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied is included in the “Risk

Factors” and “Management’s Discussion and Analysis” section of our report on Forms 10-K and 10-Q filed with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements beyond what is required under applicable securities law.

About Armstrong

Armstrong World Industries, Inc. (AWI) is a leader in the design and manufacture of innovative commercial and residential ceiling, wall and suspension system solutions in the Americas. With over $937 million in revenue in 2020, AWI has about 2,800 employees and a manufacturing network of 15 facilities, plus six facilities dedicated to its WAVE joint venture. For more information, visit www.armstrongceilings.com.

Contacts
Investors:           Theresa Womble, tlwomble@armstrongceilings.com or (717) 396-6354
Media:                Jennifer Johnson, jenniferjohnson@armstrongceilings.com or (866) 321-6677

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